[Execution Copy]

                              EMPLOYMENT AGREEMENT
                              --------------------

         EMPLOYMENT AGREEMENT, dated as of December 21, 2001, by and between DirectPlacement, Inc., a Delaware corporation (the "Company"), having an address at 3655 Nobel Drive, Suite 540, San Diego, California 92122, and SUSANNE S. PRUITT, an individual residing at 1134 38th Avenue, Seattle, Washington (the "Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company desires to secure the services of the Executive upon the terms and conditions hereinafter set forth; and

         WHEREAS, the Executive desires to render services to the Company upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, the parties mutually agree as follows:

         Section 1. Employment. The Company hereby employs the Executive, and the Executive hereby accepts such employment, as the Managing Director of the Company's Capital Markets unit, which unit shall include all of the Company's trading functions, research sales and marketing functions and the operations of its wholly owned subsidiary, PCS Securities, Inc. ("PCS") (collectively, the "Unit"), subject to the terms and conditions set forth in this Agreement.

         Section 2. Duties; Exclusive Services; Best Efforts. The Executive shall perform all duties incident to the position of Managing Director of the Unit. As the Managing Director of the Unit, her duties shall include (i) those

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duties performed by her as the President of PCS prior to the date hereof, (ii)
overseeing the Company's research sales and marketing functions, and (iii) such other duties as the President or Chief Executive Officer of the Company or his designee may from time to time reasonably designate. The Executive agrees to abide by all by-laws and policies, practices, procedures or rules of the Company applicable to other senior executives of the Company. The Executive agrees to devote her best efforts, energies and skill to the discharge of the duties and responsibilities attributable to her position, and to this end, she will devote her full business time and attention exclusively to the business and affairs of the Company. The Executive also agrees that she shall not take personal advantage of any business opportunities which arise during her employment and which may benefit the Company. All material facts regarding such opportunities must be promptly reported by the Executive to the President or Chief Executive Officer for consideration by the Company. Notwithstanding the foregoing, the Executive may donate her time and efforts to charitable causes so long as such endeavors do not effect her ability to perform her duties under this Agreement.

         Section 3.   Term of Employment; Vacation.
                      -----------------------------

               (a) Unless extended in writing by both the Company and the Executive, the term of the Executive's employment shall be for a period of five
(5) years commencing on January 1, 2002 and terminating on December 31, 2006, subject to earlier termination by the parties pursuant to Sections 5 and 6 hereof (the "Term").

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               (b)    The Executive shall be entitled to six (6) weeks vacation
during each year of the Term.

         Section 4.   Compensation of Executive; Escrowed Funds
                      -----------------------------------------

               4.1 Salary. (a) The Company shall pay to Executive an annual base salary of $1,150,000 through December 31, 2002, payable monthly (as set forth in paragraph (b) below) and subject to increases in accordance with the terms of the next sentence of this Section 4.1(a) (the "Base Salary"), less such deductions as shall be required to be withheld by applicable law and regulations. Commencing on January 1, 2003 and on each anniversary thereafter, the Base Salary shall be increased, as follows:

               Employment Year                    Base Salary
               ---------------                    -----------
                   2003                           $1,323,000
                   2004                           $1,521,000
                   2005                           $1,749,000
                   2006                           $2,011,000


               (b) Commencing on the date hereof, the Company shall direct and cause the PCS Clearing Agent (as hereinafter defined) to hold back an amount equal to the Weekly Salary Requirement (as hereinafter defined) from the weekly payments made by the PCS Clearing Agent to the Company (or PCS, as the case may be) prior to making any other payments or distributions from such weekly payments, which amount shall be placed into an escrow account (the "Base Salary Escrow Account") until such time that the balance in the Base Salary Escrow Account equals no less than the Monthly Salary Requirement (as hereinafter defined).

               (c) In addition, the Company shall deposit (or cause the PCS Clearing Agent to deposit) in the Base Salary Escrow Account by no later than March 31, 2002 an additional amount equal to the Monthly Salary Requirement (the

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"Rollover Amount"). The Rollover Amount shall remain in the Base Salary Escrow
Account until the earlier of (i) the date on which the Company fails to pay the Base Salary to the Executive after the same is due and payable, or (ii) the last day of the Term. To the extent that the Company has failed to pay the Base Salary to the Executive in accordance with this Agreement, the Executive shall be entitled to receive such amount from the Rollover Amount. In the event that the Company has not failed to pay the Monthly Salary Requirement to the Executive in accordance with this Agreement by the end of the Term, the amount on deposit in the Base Salary Escrow Account shall be released to the Company. In the event that all or part of the Rollover Amount is paid to the Executive, then the Company shall replenish such amount within 30 days thereafter.

               (d) On the last day of each calendar month during the Term, an amount equal to the Monthly Salary Requirement shall be distributed to the Executive from the Base Salary Escrow Account. The Company agrees that, to the extent that the amount in the Base Salary Escrow Account on the last day of any calendar month is less than the applicable Monthly Salary Requirement, the Company shall pay to the Executive the difference between such Monthly Salary Requirement and the amount in the Base Salary Escrow Account at the end of such month.

               (e) To the extent that amounts in the Base Salary Escrow Account on the last day of any given calendar month exceeds two times the Monthly Salary Requirement, such excess amount shall be distributed to the Company. "Monthly Salary Requirement" shall mean an amount determined by dividing (x) the annual Base Salary by (y) 12. "Weekly Salary Requirement" shall mean an amount determined by dividing (x) the annual Base Salary by (y) 52. "PCS

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Clearing Agent" shall mean the entities responsible for clearing all commission based business for PCS.

               4.2 Performance Bonuses. The Executive shall be entitled to receive a performance bonus based upon the Unit's research commission sales booked or confirmed (which bookings and confirmations shall be reasonable and in accordance with past practice) and trading revenues in each calendar year during the Term. Within thirty (30) days following the achievement by the Unit of the annual revenue targets set forth below (the "Unit Revenue Target"), the Company shall pay to the Executive a cash bonus (the "Bonus Amount") as follows:

  For the Year Ending
  -------------------
     December 31                Unit Revenue Target              Bonus Amount
     -----------                -------------------              ------------

       2002                         $15,000,000                    $500,000
       2003                         $16,000,000                    $575,000
       2004                         $17,000,000                    $657,000
       2005                         $18,000,000                    $759,000
       2006                         $19,000,000                    $876,000

               4.3 Expenses. During the Term, the Company shall promptly reimburse the Executive for all reasonable and necessary expenses and other disbursements (including, but not limited to, travel and entertainment expenses) incurred by the Executive on behalf of the Company, in performance of the Executive's duties hereunder, up to a maximum of $10,000 per month (the "Approval Threshold"). Expenses and disbursements incurred by the Executive over the Approval Threshold shall require the prior approval of the Company's President prior to reimbursement of the Executive by the Company. During the

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Term, the Company will also pay for the Executive's cost of leasing, insuring and maintaining an automobile, up to seven hundred and fifty dollars ($750) per month (the "Car Expenses"). The Company shall pay the Car Expenses directly to the applicable leasing agent, insurance company or repair shop, as the case may be.

               4.4 Benefits. The Executive shall be permitted during the Term to participate in any employee retirement and welfare benefit plans now or hereafter maintained by the Company, including but not limited to any hospitalization or disability insurance plans, health programs, life insurance, pension plans, or similar benefits, and shall receive fringe benefits, that may be available to other senior executives of the Company (including coverage under any officers and directors liability insurance policy), subject to such eligibility rules as are applied to senior executives generally on the same terms as such other executives, including, but not limited, the payment by the Company of premiums and contributions to such plans or programs by the Company. In addition, the Company shall match fifty percent (50%) of Executive's contributions to the Company's 401(k) plan, up to six percent (6%) of Executive's Base Salary and subject to applicable limitations and restrictions imposed by law and the limitations on the design of the Plan as a result of discrimination requirements imposed by the Internal Revenue Service.

               5. Disability of the Executive. The Company may, in its discretion, terminate the employment of the Executive under this Agreement upon Executive's Disability, after giving written notice to that effect. For purposes of this Agreement, "Disability" means a determination by the Company in

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accordance with applicable law that Executive is incapacitated or disabled by accident, sickness or otherwise so as to render the Executive mentally or physically incapable of performing the essential functions of her job with or without reasonable accommodation for a period of 90 consecutive days or 120 days in any period of 360 consecutive days (a "Disability"),

               6.     Termination.
                      ------------

               (a) The Company may terminate the employment of the Executive and all of the Company's obligations under this Agreement at any time for Cause (as hereinafter defined) by giving the Executive notice of such termination, with reasonable specificity of the details thereof. For purposes of this Agreement, "Cause" shall mean the following: (i) commission by the Executive of a criminal act involving moral turpitude, dishonesty, theft or unethical business conduct, or material misconduct in connection with the performance of any of her duties which materially impairs or injures the reputation or the business operations of the Company, (ii) any material breach of this Agreement by the Executive or (iii) the Executive's resignation hereunder, other than for Good Reason (as hereinafter defined). A termination pursuant to this Section 6(a) shall take effect fifteen (15) days after the giving of written notice to the Executive unless the Executive shall, during such fifteen (15)-day period, remedy to the reasonable satisfaction of the Board of Directors of the Company the circumstance giving rise to Cause as specified in such notice; provided, however, that such termination shall take effect immediately upon the giving of such notice if the Board of Directors of the Company shall, in its reasonable

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discretion, have determined that such problem or circumstance giving rise to
Cause is not remediable (which determination shall be stated in such notice).

               (b) The Company may terminate the employment of the Executive and all of the Company's obligations under this Agreement (except as hereinafter provided) at any time during the Term without Cause by giving the Executive written notice of such termination, to be effective fifteen (15) days following the giving of such written notice, subject to the provisions of Section 7(b) hereof.

               (c) The Executive may terminate this Agreement and all of the obligations under this Agreement (except as hereinafter provided) at any time during the Term with Good Reason by giving the Company written notice of such termination, to be effective fifteen (15) days following the giving of such written notice. "Good Reason" shall mean the occurrence of any of the following
(i) any removal of the Executive, without her consent, from any positions or offices Executive held as contemplated hereunder (except in connection with the termination of Executive's employment by the Company for Cause or on account of a Disability), if not remedied by the Company within thirty (30) days after receipt of written notice thereof from Executive; (ii) the Company's reduction in Base Salary, failure to pay timely any portion of the Base Salary or performance bonus, or reduction of any agreed-upon benefit required to be provided under this Agreement during the Term, if not remedied by the Company within thirty (30) days after receipt of written notice thereof from Executive;
(iii) a material adverse change in the Executive's duties, responsibilities, authority or reporting responsibilities without her prior written consent, if not remedied by the Company within thirty (30) days after receipt of written

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notice thereof from Executive; (iv) any material breach by the Company of the terms of this Agreement that is not remedied by the Company within thirty (30) days after receipt of written notice thereof from the Executive; (v) the relocation of the Executive's work location, without Executive's consent, to a place more than fifty (50) miles from Seattle, Washington; or (vi) failure by any successor to the Company to expressly assume all obligations of the Company under this Agreement, which failure is not remedied by the Corporation within thirty (30) days after receipt of written notice thereof from the Executive.

         For convenience of reference, the date upon which any termination of the employment of the Executive pursuant to Sections 5 or 6 shall be effective shall be hereinafter referred to as the "Termination Date".

               7.     Effect of Termination of Employment.
                      ------------------------------------

               (a) Upon the termination of the Executive's employment for Cause, neither the Executive nor the Executive's beneficiaries or estate shall have any further rights to compensation under this Agreement or any claims against the Company arising out of this Agreement, except the right to receive
(i) the unpaid portion of the Base Salary provided for in Section 4.1 through the Termination Date (the "Unpaid Salary Amount"); (ii) the Unpaid Bonus Amount (as hereinafter defined), (iii) reimbursement for any expenses for which the Executive shall not have theretofore been reimbursed, as provided in Section 4.3 (the "Expense Reimbursement Amount"); and (iv) any amounts or benefits required by law to be provided. The "Unpaid Bonus Amount" shall mean (i) if the Termination Date (under Section 6(a)) is after the date on which Unit Revenue Target was achieved by the Unit, an amount equal to the Bonus Amount for such

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calendar year, or (ii) if the Termination Date (under Section 6(a)) is before the Unit Revenue Target is achieved by the Unit and the Unit Revenue Target is subsequently achieved by the Unit within the calendar year during which the Executive is terminated, an amount equal to the pro rata portion of the Bonus Amount based upon the number of days during the calendar year through the Termination Date.

               (b) Upon the termination of the Executive's employment (i) by the Company without Cause or as a result of a Disability, (ii) by the Executive for Good Reason, or (iii) as a result of the death of the Executive, neither the Executive nor the Executive's beneficiaries or estate shall have any further rights to compensation under this Agreement or any claims against the Company arising out of this Agreement, except the right to receive (i) the Unpaid Salary Amount and unpaid performance bonus provided for in Section 4.2 so long as it is earned and unpaid as of the Termination Date; (ii) the Expense Reimbursement Amount; (iii) the Base Salary and performance bonus provided for in Section 4.2 that the Executive would have received during the remaining Term as if this Agreement was not terminated, payable on the customary payment dates and pursuant to Section 4.1(b) hereof; provided however, that in each calendar year subsequent to the year during which the Executive was terminated, the Executive shall be entitled to receive fifty percent (50%) of the Bonus Amount; (iv) the Car Expenses for the remaining Term as if this Agreement was not terminated and
(v) any amounts or benefits required by law to be provided. In addition to the foregoing, the Company shall arrange (at no cost to the Executive) to provide the Executive with life, disability, accident and health insurance benefits

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equivalent to such benefits that the Executive was receiving prior to the notice of termination from the Company.

               8. Confidential Information; Inventions. (a) Executive recognizes that she will have access to secret and confidential information regarding the Company, including but not limited to its customer list, products, know-how, and business plans. Executive acknowledges that such information is of great value to the Company, is the sole property of the Company, and will be acquired by her in confidence. In consideration of the obligations undertaken by the Company herein, Executive will not, at any time without the prior written consent of the Company, during or after her employment hereunder, reveal, divulge or make known to any person, any information acquired by Executive during the course of her employment, which is treated as confidential by the Company, including but not limited to its customer list, other than in the ordinary course of business during her employment hereunder. This provision shall not preclude the Executive from use or disclosure of information, including but not limited to with respect to any customer list, products, know-how, and business plans (i) that may be required or appropriate in connection with the Executive's work as an employee of the Company, (ii) that becomes publicly available other than by a breach of this paragraph by the Executive, or (iii) when required to do so by a court of law or governmental agency. The provisions of this Section 8 shall survive Executive's employment hereunder for a period of one (1) year.

               (b) The Company has hired the Executive to work full time so that anything the Executive produces during the period of her employment hereunder and in connection with her performance under this Agreement is the

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property of the Company. Any writing, invention, design, system, process, development or discovery conceived, developed, created or made by the Executive, alone or with others, during the period of her employment hereunder and applicable to the business of the Company, whether or not patentable, registrable, or copyrightable shall become the sole and exclusive property of the Company.

               (c) The Executive shall disclose the same promptly and completely to the Company and shall, during the period of her employment hereunder and at any time and from time to time hereafter, (i) execute all documents requested by the Company for vesting in the Company the entire right, title and interest in and to the same, (ii) execute all documents requested by the Company for filing such applications for and procuring patents, trademarks, service marks or copyrights as the Company, in its sole discretion, may desire to prosecute, and (iii) give the Company all assistance it may reasonably require, including the giving of testimony in any suit, action, investigation or other proceeding, in order to obtain, maintain and protect the Company's right therein and thereto.

               9. Non-Compete. (a) The Executive recognizes that the services to be performed by her hereunder are special, unique and extraordinary. The parties confirm that it is reasonably necessary for the protection of the Company and its subsidiaries that the Executive agree, and accordingly, the Executive does hereby agree that, except as provided in Subsection (c) below, she shall not, directly or indirectly, at any time during the Restricted Period within the Restricted Area (as such terms are defined in Section 9(d) below),

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engage in any Competitive Business (as defined in Section 9(d) below), either on her own behalf or as an officer, director, stockholder, partner, principal, trustee, investor, consultant, associate, employee, owner, agent, creditor, independent contractor, co-venturer of any third party or in any other relationship or capacity.

               (b) The Executive hereby agrees that she will not, directly or indirectly, for or on behalf of herself or any third party, at any time during the Restricted Period (i) solicit any customers of, or suppliers of securities or financial market research to, the Company or its subsidiaries or (ii) solicit, employ or engage, or cause, encourage or authorize, directly or indirectly, to be employed or engaged, for or on behalf of herself or any third party, any employee or agent of the Company or any of its subsidiaries.

               (c) This Section 9 shall not be construed to prevent Executive from owning, directly and indirectly, in the aggregate, an amount not exceeding five percent (5%) of the issued and outstanding voting securities of any class of any corporation whose voting capital stock is traded on a national securities exchange or in the over-the-counter market.

               (d) The term "Restricted Period," as used in this Section 9, shall mean the period commencing on the date hereof through the date six (6) months after the date of Executive's termination of employment, but in no event later than December 31, 2006. The term "Restricted Area" as used in this Section 9 shall mean anywhere in the world. The term "Competitive Business" as used in this Agreement shall mean to provide, license, sell, market or distribute securities or financial market research, analysis, advice, guidance or other

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recommendations related to the purchase or sale of securities or other trading strategies, conveyed verbally or in written, electronic or any other format.

               (e) The Executive acknowledges that she has carefully read and considered all the terms and conditions of this Section 9 hereof. The Executive agrees that said restraints are necessary for the reasonable and proper protection of the Company and its subsidiaries and affiliates, and that each and every one of the restraints is reasonable in respect to subject matter, length of time, geographic area and otherwise. The Executive further acknowledges that, in the event any provision of this Section 9 hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area, too great a range of activities or otherwise, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

               10.    Miscellaneous.
                      --------------

               10.1 Representations and Warranties of the Company and the Executive. Each of the parties hereby represents and warrants to the other party as follows: (i) each party has the legal capacity and unrestricted right to execute and deliver this Agreement and to perform all obligations hereunder; and
(ii) the execution and delivery of this Agreement by each of the parties and the performance of her or its obligations hereunder will not violate or be in conflict with any fiduciary or other duty, instrument, agreement, document, arrangement or other understanding to which the Executive or the Company is a party or by which she or it is or may be bound or subject. In connection with the negotiation, execution of delivery of this Agreement, Executive represents

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and warrants that she has received the advice of legal counsel. The Executive is not a party to any instrument, agreement, document, arrangement or other understanding with any person (other than the Company) requiring or restricting the use or disclosure of any confidential information or the provision of any employment, consulting or other services. Each of the Executive and the Company agrees to indemnify the other party for any costs, liabilities or expenses incurred by such other party as a result of a breach of this Section 10.1.

               10.2 Injunctive Relief. Executive acknowledges that the services to be rendered under the provisions of this Agreement are of a special, unique and extraordinary character and that it would be difficult or impossible to replace such services. Accordingly, Executive agrees that any breach or threatened breach by her of Section 8 or 9 of this Agreement shall entitle the Company, in addition to all other legal remedies available to it, to apply to any court of competent jurisdiction to seek to enjoin such breach or threatened breach. The parties understand and intend that each restriction agreed to by Executive hereinabove shall be construed as separable and divisible from every other restriction, that the unenforceability of any restriction shall not limit the enforceability, in whole or in part, of any other restriction, and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more restrictive than permitted by law in the jurisdiction in which Company seeks enforcement thereof, such restriction shall be limited to the extent permitted by law.

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               10.3   Successors and Assigns;. The provisions of this Agreement
shall be binding upon and inure to the benefit of the Executive and her heirs and beneficiaries and the Company and its successors and permitted assigns, including any successor to ownership of a controlling portion of the capital stock of the Company or to all or substantially all the assets of the Company; provided, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party hereto which shall not unreasonably be withheld. Any purported
(i) sale of all or substantially all of the assets of the Company without the assumption of the obligations under this Agreement, or (ii) an assignment in violation of this Section, shall be void

               10.4 Entire Agreement. This Agreement constitutes and embodies the full and complete understanding and agreement of the parties with respect to Executive's employment by Company, supersedes all prior understandings and agreements, whether oral or written, between the Executive and Company, and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

               10.5 Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

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               10.6   Notices. All notices, requests, demands and other
communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, sent by registered or certified mail, return receipt requested, postage prepaid, or by private overnight mail service (e.g. Federal Express) to the party at the address set forth above or to such other address as either party may hereafter give notice of in accordance with the provisions hereof. Notices shall be deemed given on the sooner of the date actually received or the third business day after sending.

               10.7 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to such State's conflicts of laws provisions. Each of the parties hereto hereby irrevocably consents and submits to the exclusive jurisdiction of the Supreme Court of the State of California, in Los Angeles County, and of the United States District Court for the District of Los Angeles in connection with any suit, action or other proceeding concerning the interpretation or the enforcement of Sections 8 or 9 of this Agreement. The Executive waives and agrees not to assert any defense that the court lacks jurisdiction, venue is improper, inconvenient forum or otherwise. The Executive waives the right to a jury trial and agrees to accept service of process by certified mail at the Executive's last known address.

               10.8 Disputes and Arbitration. Subject to Section 10.7 hereof, in the event that a dispute arises, including an alleged breach of this Agreement, and the parties are not able to resolve such dispute, then they shall submit their dispute to arbitration in the County and City of Los Angeles in

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accordance with the National Rules for the Resolution of Employment Disputes of
the American Arbitration Association. There shall be a panel of three (3) arbitrators, one (1) of which will be selected by each of the Company and the Executive and the third arbitrator to be agreed upon by the selected arbitrators. The arbitrators shall not have any authority to modify or change any of the terms of the Agreement. Both parties and the arbitrators will treat the arbitration process and the activities which occur in the proceedings as confidential. Any award rendered therein shall specify the findings of fact of the arbitrators and the reasons of such award, with reference to and reliance on relevant law. Any such award shall be final and binding on each and all of the parties thereto and their personal representatives, and judgment may be entered thereon in any court having jurisdiction thereof. Each party thereto shall bear his, her or its own costs incurred in any such arbitration; provided, however, that, upon request of either party, the arbitrators may award costs, including legal fees and expenses, to such party as the arbitrators shall determine.

               10.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one of the same instrument.

               10.10 Separability. If any of the restrictions contained in this Agreement shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form this Agreement shall then be enforceable in the manner contemplated hereby.

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               10.11  Post Employment Obligations. (a) All records, files, lists, including computer generated lists, drawings, documents, equipment and similar items relating to the Company's business which the Executive shall prepare for the Company or receive from the Company shall remain the Company's sole and exclusive property. Upon termination of this Agreement, the Executive shall promptly return to the Company all property of the Company in her possession. The Executive further represents that she will not copy or cause to be copied, print out or cause to be printed out any software, documents or other materials originating with or belonging to the Company. The Executive additionally represents that, upon termination of her employment with the Company, she will not retain in her possession any such software, documents or other materials.

               (b) The Executive agrees that both during and after her employment she shall, at the reasonable request of the Company and at the Company's sole cost and expense, render all assistance and perform all lawful acts that the Company considers necessary or advisable in connection with any litigation involving the Company or any director, officer, employee, shareholder, agent, representative, consultant, client or vendor of the Company.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                            DIRECTPLACEMENT, INC.

                                            By: /s/ BRIAN M. OVERSTREET
                                               ---------------------------------
                                            Name:  Brian M. Overstreet
                                            Title: President and Chief Executive
                                                   Officer


                                            /s/ SUSANNE S. PRUITT
                                            ------------------------------------
                                            Susanne S. Pruitt

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